SELIGSON
& GIANNATTASIO, LLP
Certified Public Accountants and Consultants
Member of the SEC Practice Section, AICPA Division for CPA Firms

White Plains Office
723 N. Broadway
White Plains, NY 10603
Tel: 914.428.5560
Fax: 914.428.6576

Port Washington, NY
Highlands Park, NJ
New York, NY

Securities and Exchange Commission
100 F Street
Washington DC 20549

Dear Sir/Madam:

We have read Item 4.01 of Solar Thin Films, Inc.'s Form 8-K/A dated June 14, 2006, and we agree with the statements made therein regarding our firm.

Yours truly,

Seligson & Giannattasio LLP

Seligson and Giannattasio, LLP